                                                                    Exhibit 10.4


                           AMENDMENT NO. 3 TO LEASE


1.   Parties.
     -------

     This Amendment, dated as of June 18, 1993, is between North Andover Mills Realty ("Landlord") and FTP Software, Inc. ("Tenant").

2.   Recitals.
     --------

     2.1 Landlord and Tenant have entered into a Lease, dated November 19, 1991, as amended, for space at North Andover Mills in North Andover, Massachusetts (the "Lease"). Unless otherwise defined, terms used in this Amendment have the same meanings as those used in the Lease.

     2.2 Tenant wants to exercise its Second (and last) Expansion Option to lease 11,024 rentable square feet of additional space located on the bottom floor of Building 11 (the "Building 11 Space") as shown in the pages of Exhibit "B" to the Lease, and to construct and lease a two-story addition to the open-slab portion of the Building 3 loading dock of 1,127 rentable square feet (the "2-Story Addition") as shown in Exhibit "AA" attached hereto and incorporated herein by this reference (this additional space and the 2-Story Addition collectively are called the "Second Option Space"). To accomplish this and other matters, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows, notwithstanding anything to the contrary:

3.   Amendments.
     ----------

     3.1 (a) In Section 1.1(c), the Premises now includes the Second Option Space, and therefore the agreed rentable area of the Premises is increased from 94,700 square feet to 106,851 square feet. With the inclusion of the Second Option Space, Tenant now leases all of Buildings 3, 3A and 11 as part of the Premises.

          (b) In Section 1.1(f), Tenant's Percentage will be increased from 17.30% to 19.52% on the date (the "Rental Start Date") which is the earlier of:
November 1, 1993; or the date that Tenant first obtains a Certificate of Occupancy from the Town of North Andover for the Second Option Space (which Tenant will attempt to obtain as soon as reasonably possible).

          (c) Base rent for the Premises allocable to the Second Option Space will be entirely abated until the Rental Start Date.
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               Notwithstanding anything to the contrary, starting as of the
Rental Start Date, the annual base rent for the initial Lease term for the 1,127 square foot 2-Story Addition will be One Hundred Seventy and 88/100 Dollars ($170.88) for each One Thousand and No/Dollars ($1,000.00) or portion thereof reimbursed by Landlord to Tenant pursuant to Section 3.1(f)(ii) below for the costs for the 2-Story Addition (prorated for any partial Lease Year), and the parties will promptly execute an amendment to this Lease confirming this increase when the amount of Landlord's reimbursement is determined. The failure of either party to execute such an amendment will not alter Tenant's obligation to pay such increase. (For example, if the reimbursements for the 2-Story Addition total Fifty Thousand and No/100 Dollars ($50,000.00), the annual base rent for the 2-Story Addition during the initial Lease term will be Eight Thousand Five Hundred Forty-four and No/100 ($8,544.00), prorated for any partial Lease Year, starting as of the Rental Start Date.) During any extension or Option terms, the base rent per annum per square foot for the 2-Story Addition will be at the same rate per square foot as the rest of the office space in the Premises.

          (d) Notwithstanding Section 3.3 of Amendment No. 1 to Lease, dated September 1, 1992, or anything else to the contrary, upon the mutual written agreement of Landlord and Tenant, pursuant to such agreement Landlord and Tenant will allocate between themselves responsibility for the elevator-related obligations as described in Section 3.3 of Amendment No. 1 (the "Elevator Work"). If such an agreement is entered into (which neither party is required to do), Landlord will remain responsible for the costs incurred in connection with the Elevator Work but only up to a maximum amount specifically approved in writing by Landlord, and Tenant will be responsible for all excess costs (if any). If this mutual written agreement is not entered into, then Landlord will remain responsible for the Elevator Work, but the time within which Landlord must provide passenger access per Section 3.3 of the Amendment No. 1 will be extended to February 28, 1994 (subject to extension due to delays caused by force majeure or causes beyond Landlord reasonable control).

          (e) Tenant will be solely responsible, at its expense, for providing all necessary work and services to: (i) construct all necessary improvements to or that are necessary in connection with the Second Option Space (including the 2-Story Addition) to the equivalent fit, finish and specifications as the rest of the Premises; and (ii) perform the Elevator Work if Tenant becomes responsible for it as provided in Section 3.1(d) above. All work will be done diligently and in a good and workmanlike manner, using new materials and in compliance with all applicable Laws and the terms of this Lease. Tenant's work will include, without limitation, all necessary hookups, connections and tie-ins, all necessary drawings, plans and engineering, and securing all necessary permits, inspections, approvals and a final Certificate of Occupancy from the Town of North Andover. Tenant's work and the plans and specifications therefor will be subject to the prior review and approval of and coordination and supervision by Landlord or its representatives and will be performed so as not to damage the rest of the Project or its Systems and Equipment.

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          (f)  Landlord will reimburse to Tenant (i) a construction allowance of up to One Hundred Seventy-Three Thousand Six Hundred Twenty-eight and No/100 Dollars ($173,628.00) to reimburse Tenant for all costs incurred and paid for by Tenant directly related to the construction of the space on the bottom floor of Building 11, (ii) a construction allowance of up to One Hundred Twenty Thousand and No/100 Dollars ($120,000.00) to reimburse Tenant for all costs incurred and paid for by Tenant directly related to the construction of the 2-Story Addition, and (iii) a construction allowance up to the maximum amount agreed to by Landlord as described in Section 3.1(d) above to reimburse Tenant for all costs incurred and paid for by Tenant directly related to the Elevator Work if Tenant becomes responsible for the Elevator Work per Section 3.1(d) above (and Tenant will submit paid invoices against work in place for all reimbursements requested) within 30 days after the following conditions have been satisfied, and provided that Tenant is not in default under the Lease: (x) Tenant's work has been fully paid for and completed in accordance with the plans therefor and the terms of this Lease and Tenant and its architect (or other representative) and contractors, so certify to Landlord; (y) Tenant delivers final and unconditional lien releases from all contractors, subcontractors, laborers and suppliers and certifies that all liens that have been or could be filed have been discharged of record or waived, and the lien filing periods have run; and
(z) Tenant delivers to Landlord the final Certificate of Occupancy from the Town of North Andover and a set of "as built" plans and drawings for the Second
Option Space, and final inspections and approvals of the Elevator Work from all required governmental authorities (if Tenant becomes responsible for Elevator Work as described in Section 3.1(d) above). Tenant will account separately for the costs incurred in Subsections (i), (ii) and (iii) above. If Landlord does not reimburse the construction allowances to Tenant when required, from and after the date that reimbursement was required the unpaid portion of the construction allowance that is then due will bear interest until paid at a rate per annum equal to the Wells Fargo Bank prime rate of interest form time to time plus 3%.

4.   No Other Changes.
     ----------------

     Except as set forth above, the Lease remains unchanged and in full force and effect and there are no defaults by Landlord or Tenant thereunder.

     IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment under seal as of the date first set forth above.


WITNESS:                                FTP SOFTWARE, INC.

/s/ Edward J. Rosner                    By:  /s/ Stev Knowles
- ------------------------                   --------------------------
Name printed:                           Name:  Stev Knowles
Edward J. Rosner                        Title: Vice President
                                        Authorized Signatory

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WITNESS:                                By: /s/ Nancy L. Connor
                                           --------------------------
                                        Name:   Nancy L. Connor
/s/ Edward J. Rosner                    Title:  Secretary
- ------------------------                Authorized Signatory
Name Printed:
Edward J. Rosner

                                        NORTH ANDOVER MILLS REALTY
WITNESS:
                                        By: Niuna-North Andover, Inc.,
                                        general partner

/s/ David Zirkle                        By:  /s/ John Kusmiersky
- ------------------------                   --------------------------
Name Printed:                           Name:   John Kusmiersky
                                        Title:  President
                                        Authorized Signatory



WITNESS:                                By: CIIF Associates, a Massachusetts
                                             partnership, general partner
/s/ Thomas W. Mazza, Jr.
- ------------------------                     By: Copley Advisors, Inc., managing
Name Printed:                                      general partner
Thomas W. Mazza
                                                   By: /s/ Charles A. Valentino
                                                      --------------------------
                                                   Name:   Charles A. Valentino
                                                   Title:  Managing Director
                                                   Authorized Signatory